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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  MAY 15, 1999
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                      COMPOST AMERICA HOLDING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


NEW JERSEY                      0-27832                     22-2603175
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(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


  3000 HADLEY ROAD    SOUTH PLAINFIELD, NEW JERSEY       07080
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  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (908) 668-9335
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                             N/A
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         (Former name or former address, if changed since last report.)










PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019



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ITEM 5. OTHER EVENTS

On May 15, 1999, Compost America Holding Company, Inc. (the "Company") as Borrower, defaulted in the payment of a $1,000,000 Acquisition Refinancing Promissory Note, plus an additional $150,000 in accrued interest and penalties, payable to Equity Investments of Delaware, Inc., as Lender. The Lender also is the holder of a $2,000,000 Convertible Term Loan Promissory Note of the Borrower, due November 1, 2000, now in default as a result of cross-default provisions in the $1,000,000 Note. Both Notes are secured by a first mortgage on property located in Newark, New Jersey (the "Property") owned by a subsidiary of the Company upon which the Company intends to construct its Newark, New Jersey composting facility. The Lender has commenced proceedings to collect upon the Notes and to foreclose on the Property. Should the Property be foreclosed, and ownership thereof be transferred to an entity unrelated to the Company, the Company in all likelihood would not be able to proceed with its Newark composting facility. The Company intends to pay the two defaulted Notes prior to any foreclosure, but to date has not identified any specific source of funds for this payment.

On May 15, 1999, the Company also defaulted on the payment of approximately $5,700,000 of promissory notes payable to VRH Construction Corp., which notes are secured by a second mortgage on the Property. The Company has entered into discussions with VRH Construction Corp. seeking an extension of the maturity dates of these notes. There can be no assurance that such an extension will be granted, and the Company has no funds available at this time to pay these notes. Should the Property be foreclosed, and ownership thereof be transferred to an entity unrelated to the Company, the Company in all likelihood would not be able to proceed with its Newark composting facility.

The status of other litigation in which the Company is a defendant, or material claims involving the Company, is as follows:

1. BIO-SERVICES, INC., PLAINTIFF, V. COMPOST AMERICA HOLDING COMPANY, INC. MONMOUTH RECYCLING AND COMPOSTING COMPANY, INC., DEFENDANTS, filed on September 4, 1998 in the Superior Court of New Jersey, Chancery Division, Monmouth County, Docket No. MONC 224-28.

         This is a claim for alleged breach of contractual obligations, seeking damages of approximately $333,125, plus 12,500 shares of the Company's common stock, plus interest and expenses. The Company has filed an answer denying all liability as asserted in the Complaint. A motion by the Plaintiff for summary judgment is pending before the Court. The Company has opposed this motion, and intends to contest this matter vigorously.

2. BROWNFIELD PARTNERS, PLAINTIFF, V. COMPOST AMERICA HOLDING COMPANY, INC., DEFENDANT, filed on March 12, 1999 in the
         Superior Court, Law Division, Monmouth County, State of New


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         Jersey, Docket No. MON-L-1248-89.

         This is an action to collect a $200,000 mortgage note, secured by a first lien on the Company's 15 acre property in Freehold, New Jersey. The Company is attempting to renegotiate the terms of the note, including an extension of the due date.

3. KAPLAN GOTTBETTER & LEVENSON, LLP AND ADAM S. GOTTBETTER, PLAINTIFFS V. COMPOST AMERICA HOLDING COMPANY, INC., DEFENDANT, filed on December 14, 1998 in the United States District Court, Southern District of New York.

         This is an action alleging breach of a consulting agreement and seeking compensatory damages of approximately $350,000, plus interest, costs and expenses. A motion by the Plaintiff for summary judgment is pending before the Court. The Company has filed an Answer denying all liability and intends to contest this matter vigorously.


4. CAPITAL ACTIVE FUNDING, INC., PLAINTIFF, V. COMPOST AMERICA HOLDING COMPANY, INC., ET. AL., DEFENDANT, filed on October 16, 1998 in the Superior Court of the State of Arizona, County of Maricopa, Docket # CV 98-18623.

         Plaintiff obtained a judgment against the Company, amongst others, in the amount of $145,029.50. The Company has commenced discussions with counsel to the Plaintiffs and the other Defendants, and expects to reach a compromise and settlement in this matter. At this time, the Company has not identified or reserved any source of funds to effect any such settlement.

5. NUCENTURY AUTO, INC., PLAINTIFF, V. COMPOST AMERICA HOLDING COMPANY, INC. AND CHICAGO RECYCLING AND COMPOST COMPANY, INC., DEFENDANTS, filed on February 28, 1998 in the Circuit Court of the Twelfth Judicial Circuit, Will County, State of Illinois, Docket # 99 L 129.

         This is a claim against the Company for $266,256,68 for site development work performed on behalf of the Company in Riverside, Illinois. The Company intends to attempt to resolve

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         this matter through settlement discussions. If such efforts are not successful, the Company intends to file and Answer and to defend the lawsuit vigorously.

6. INTERNAL REVENUE SERVICE. The Company recently settled two matters with the Internal Revenue Service. However, the issue of penalties in the amount of approximately $75,000 in the first matter and approximately $32,000 in the second matter remains unresolved. The Company believes, after discussions with the Internal Revenue Service, that the penalties regarding the first matter will be waived, but that the penalties regarding the second matter will not. At this time, the Company has not identified or reserved any source of funds to pay either or both of these penalties.

7. CLAIM BY FORMER EMPLOYEE/CONSULTANT. A former employee and consultant to the Company has claimed monies owed for services rendered in the amount of approximately $160,000. The Company has entered into negotiations seeking an agreement on the exact amount due, and has made a good faith payment of $40,000 while these negotiations are taking place.

8. CLAIM BY DEVRO-TEEPAK, INC. In 1995, Devro-Teepak, Inc. ("Teepak") made loans to the Company aggregating approximately $265,000, to be repaid out of the funding for the Company's Chicago, Illinois, composting facility. Teepak now claims that this composting facility project has been abandoned by the Company, and therefore approximately $310,000 (the $265,000 plus interest) is now due. The Company intends to contest this claim vigorously on the grounds that the Company having secured certain permits indicates that the project has not been abandoned, and that therefore repayment of the Teepak loan is due only upon the funding of the facility.

9. LOAN FROM VAUXHALL '98, L.L.C. On December 30, 1998 the Company borrowed $500,000 from Vauxhall '98, L.L.C. This loan provided for a maturity date of November 30, 2000, or earlier if the Company received a series of loans totalling at least $1,500,000. The Company has received loans totalling in excess of $1,500,000, and therefore this loan is now due. The Company has not repaid this loan and, at present, does not have the funds available to make such repayment. To date, the lender has not taken any steps to declare an event of default or to collect the loan.

10. CREDIT, CAPITALIZATION AND FINANCING AGREEMENT BETWEEN COMPOST AMERICA HOLDING COMPANY, INC., AND TWO OF ITS SUBSIDIARIES, MIAMI RECYCLING AND COMPOSTING COMPANY, INC. AND BEDMINSTER SEACOR SERVICES MIAMI CORPORATION, AND LIONHART GLOBAL APPRECIATION FUND, AND ITS AFFILIATES, DATED OCTOBER 30, 1998 ("AGREEMENT").

         The various judgments set forth above appear to constitute an "Event of Default" under this Agreement, such that Lionhart

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         Global Appreciation Fund ("Lionhart") could accelerate the collection of its $10,500,000 (face amount) promissory note, secured by certain real property in the State of Florida and by the Company's ownership interest in Miami Recycling and Composting Company, Inc. and Bedminster Seacor Services Miami Corporation. Other apparent "Events of Default" under this Agreement include the failure to obtain Lionhart's prior consent to certain borrowings made by the Company, failure to deliver all documents required at the closing of this loan, significant overdue accounts payable and the Company's default in payment of the $1,000,000 Acquisition Refinancing Promissory Note and the resultant default in the $2,000,000 Convertible Term Loan Promissory Note discussed above. Lionhart has advised the Company that it is aware of these prospective Events of Default, that it reserves its rights to proceed under this Agreement, but at this time has not proceeded against the Company in this regard. The Company and Lionhart are in discussions to resolve this matter, with no assurance that any such agreement can be reached. Should Lionhart accelerate the payment of its promissory note, the Company, at this time, would not have the funds available to pay this note. Moreover, should Lionhart acquire the collateral pledged on this note, specifically the ownership of Miami Recycling and Composting Company, Inc. and Bedminster Seacor Services Miami Corporation, the Company would not be able to proceed with its plans to construct one or more Dade County, Florida composting facilities.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 27, 1999


                                          COMPOST AMERICA HOLDING COMPANY, INC.
                                          (Registrant)



                                          By /s/ Roger E. Tuttle
                                            ----------------------------------
                                            Roger E. Tuttle, Chairman